EXHIBIT 23.2
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                        CONSENT OF INDEPENDENT ENGINEERS

We hereby consent to the use in this Annual Report on Form 40-F of Viking Energy Royalty Trust for the year ended December 31, 2003 of our report dated January 1, 2003 and January 1, 2004 evaluating the crude oil, natural gas, natural gas liquids and sulphur reserves attributable to properties owned at those times by Viking Energy Royalty Trust's subsidiaries.


/s/ Gilbert Laustsen Jung Associates Ltd.


Calgary, Alberta, Canada                                            May 7, 2004